UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.l 4a-12

FATHOM DIGITAL MANUFACTURING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Fathom Digital Manufacturing Corporation

1050 Walnut Ridge Drive

Hartland, Wisconsin 53029

(262) 367-8254

SUPPLEMENT TO PROXY STATEMENT

FOR MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2024

This is a supplement (this “Supplement”) to the definitive proxy statement dated April 19, 2024 (the “Proxy Statement”) of Fathom Digital Manufacturing Corporation, a Delaware corporation (“Fathom” or the “Company,” “we,” “us” or “our”), that was mailed to you in connection with the solicitation of proxies for use at the special meeting of stockholders to be held virtually on May 17, 2024 at 10:00 a.m., Central Time, via the Internet at https://www.virtualshareholdermeeting.com/FATH2024SM, to consider and vote upon the following proposals (the “Special Meeting”):

1.

To approve and adopt the Agreement and Plan of Merger, dated as of February 16, 2024 (as may be amended from time to time in accordance with its terms, the “Merger Agreement”), by and among Fathom Digital Manufacturing Intermediate, LLC, a Delaware limited liability company (“Parent”), Fathom Digital Manufacturing Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Company Merger Sub”), Fathom Digital Manufacturing Merger Sub 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Company Merger Sub (“LLC Merger Sub”), Fathom Holdco, LLC, a Delaware limited liability company and the partially-owned operating subsidiary of the Company (“OpCo LLC”), and the Company, pursuant to which, among other things, (i) LLC Merger Sub will merge with and into OpCo LLC with OpCo LLC surviving the merger as a partially owned subsidiary of the Company (the “LLC Merger”) and (ii) immediately following the LLC Merger, Company Merger Sub will merge with and into the Company, with the Company as the surviving corporation (such transactions contemplated by the Merger Agreement, collectively, the “Merger,” and related proposal to approve the same, the “Merger Agreement Proposal”); and

2.

To approve one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal (the “Adjournment Proposal”).

Our Board of Directors previously established April 19, 2024 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof.

Our Board of Directors continues to unanimously recommend that you vote “FOR” the proposal to approve and adopt the Merger Agreement and the Merger and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate.

If any stockholders have not already submitted a proxy for use at the Special Meeting, they are urged to do so promptly. No action in connection with this Supplement is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

*  *  *

Amendment No. 3 to Schedule 13E-3

Concurrently with the filing of this Supplement, the Company and certain affiliates of CORE Industrial Partners, LLC (“CORE”) jointly filed Amendment No. 3 to the Schedule 13E-3 (as amended, the “Schedule 13E-3”).

Demand Letters Related to the Merger

On April 17, 2024, Fathom received a demand letter on behalf of a purported Fathom stockholder, Denise Redfield (the “Redfield Demand”). The Redfield Demand alleges that the preliminary proxy statement filed by Fathom in connection with the Merger omits certain material information with respect to such transactions, and requests that Fathom disseminate corrective disclosures in an amendment or supplement to the preliminary proxy statement.

Additionally, on April 19, 2024, Fathom received a second demand letter on behalf of a purported Fathom stockholder, Yadira Torres (the “Torres Demand”). The Torres Demand alleges that the preliminary proxy statement filed by Fathom in connection with the Merger omits certain material information with respect to such transactions, and requests that Fathom disseminate corrective disclosures in an amendment or supplement to the preliminary proxy statement.

Finally, on May 3, 2024, the Company received a third demand letter from another putative stockholder demanding access to certain books and records pursuant to Section 220 of the Delaware General Corporation Law allegedly for the purpose of, among other things, (i) investigating potential wrongdoing, alleged breaches of fiduciary duty and/or mismanagement in connection with the Merger and events leading thereto; (ii) evaluating the fairness of the Merger to the Company’s stockholders; and (iii) investigating the independence and disinterestedness of the members of the Fathom Board of Directors (the “Section 220 Demand,” and together with the Redfield Demand and the Torres Demand, the “Demand Letters”).

While the Company believes that the Demand Letters are without merit and that no Supplemental Disclosures (as defined below) are required under applicable law, in order to avoid the risk of potential shareholder litigation (“Shareholder Litigation”) delaying or adversely affecting the consummation of the Merger and to minimize the costs, risks and uncertainties inherent in Shareholder Litigation, and without admitting any liability or wrongdoing, the Company has determined to voluntarily supplement the Proxy Statement as provided below in order to moot the claims (the “Supplemental Disclosures”).

Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable law of the Supplemental Disclosures. To the contrary, the Company specifically denies all allegations that any of the Supplemental Disclosures, or any other additional disclosures, were or are required.

Supplemental Disclosures to the Proxy Statement

The following Supplemental Disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement. For clarity, new text within restated paragraphs from the Proxy Statement is indicated below by bold, underlined text and deleted text within restated paragraphs from the Proxy Statement is indicated below by ~~strikethrough text~~.

The disclosure in the section entitled “Special Factors,” beginning on page 22 of the Proxy Statement, is hereby amended by amending and restating the third full paragraph under the subsection “Background of the Merger,” on page 23, as follows:

Under the direction of the Board, approximately 14 parties (including Party A) were contacted by J.P. Morgan Securities and Stifel in order to explore a potential transaction. Ultimately, the parties that were contacted during the 2022 Company Sale Process were prospective financial buyers on the expectation that they would offer the most favorable terms. Overall, nine parties signed non-disclosure agreements and received management presentations in November and December 2022. None of such agreements contained “don’t ask, don’t waive” provisions. Ultimately, neither Party A nor any other party submitted a formal indication of interest or verbal offer as a result of this process and the 2022 Company Sale Process ended. Following the 2022 Company Sale Process and throughout early 2023, outreach was initiated with a potential strategic buyer, and several potential strategic buyers made inquiries and engaged in introductory dialogue with the Company; however, none of these informal dialogues yielded any further interest by these parties.

The disclosure in the section of the Proxy Statement entitled “Summary Term Sheet,” beginning on page 6 of the Proxy Statement, is hereby amended by amending and restating the last bullet under the subsection “Special Factors (page 22),” on page 9, as follows:

Litigation Relating to the Merger. As of the date of this proxy statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger and the outcome of any future litigation is uncertain. On April 17, 2024, the Company received a demand letter on behalf of a purported stockholder of the Company, Denise Redfield (the “Redfield Demand”). On April 19, 2024, the Company received a second demand letter on behalf of a purported stockholder of the Company Yadira Torres (the “Torres Demand”). The Redfield Demand and the Torres Demand allege~~s~~ that the preliminary proxy statement filed on March 20, 2024 by the Company in connection with the transactions contemplated by the Merger Agreement omits certain material information with respect to such transactions, and requests that the Company disseminate corrective disclosures in an amendment or supplement to this proxy statement. For a further description of potential litigation relating to the Merger, see “Special Factors — Litigation Relating to the Merger.” On May 3, 2024, the Company received a third demand letter from another putative stockholder demanding access to certain books and records pursuant to Section 220 of the Delaware General Corporation Law allegedly for the purpose of, among other things, (i) investigating potential wrongdoing, alleged breaches of fiduciary duty and/or mismanagement in connection with the Merger and events leading thereto; (ii) evaluating the fairness of the Merger to the Company’s stockholders; and (iii) investigating the independence and disinterestedness of the members of the Fathom Board (the “Section 220 Demand,” and together with the Redfield Demand and the Torres Demand, the “Demand Letters”).

The disclosure in the section of the Proxy Statement entitled “Special Factors,” beginning on page 22 of the Proxy Statement, is hereby amended by inserting two new paragraphs after the second paragraph under the subsection “Litigation Relating to the Merger,” on page 73, as follows:

On April 19, 2024, the Company received a demand letter on behalf of a purported stockholder of the Company, Yadira Torres. The Torres Demand alleges that the preliminary proxy statement filed on March 20, 2024 by the Company in connection with the transactions contemplated by the Merger Agreement omits certain material information with respect to such transactions, and requests that the Company disseminate corrective disclosures in an amendment or supplement to this proxy statement.

On May 3, 2024, the Company received a demand letter from another putative stockholder demanding access to certain books and records pursuant to Section 220 of the Delaware General Corporation Law allegedly for the purpose of, among other things, (i) investigating potential wrongdoing, alleged breaches of fiduciary duty and/or mismanagement in connection with the Merger and events leading thereto; (ii) evaluating the fairness of the Merger to the Company’s stockholders; and (iii) investigating the independence and disinterestedness of the members of the Fathom Board.

The disclosure in the subsection of the Proxy Statement entitled “Opinion of the Special Committee’s Financial Advisor,” beginning on page 49 of the Proxy Statement, is hereby amended by amending and restating the first paragraph by inserting an illustrative table containing estimated unlevered free cash flows for fiscal years 2024 through 2028 based on the Management Projections under the heading “Valuation Analysis,” on page 54, as set forth below:

Income Approach. The Income Approach is a valuation technique that provides an estimation of the value of a business based on the cash flows that a business can be expected to generate. The Income Approach begins with an estimation of the annual cash flows a market participant would expect the subject business to generate over a discrete projection period. The estimated cash flows for each of the years in the discrete projection period are then converted to their present value equivalents using a rate of return appropriate for the risk of achieving the projected cash flows. The present value of the estimated cash flows are then added to the present value equivalent of the residual/terminal value of the business at the end of the discrete projection period to arrive at a valuation estimate. For business valuations, the Income Approach is typically applied through a Discounted Cash Flow (“DCF”) Analysis. Under the DCF Analysis, the valuation is based on the present value of estimated future cash flows for the expected life of the business discounted at a rate of return that considers the relative risk of achieving those cash flows and the time value of money. Duff & Phelps performed a DCF Analysis of the estimated future unlevered free cash flows attributable to the Company for the years ending December 31, 2024 through December 31, 2028, with “unlevered free cash flow” defined as cash that is available either to reinvest or to distribute to security holders.

The following table sets forth certain estimates of future unlevered free cash flows for fiscal years 2024 through 2028 based on the Scenario 1 Projections and the Scenario 2 Projections, as applicable:

	Fiscal Year Ending December 31
($ in millions)	2024P	2025P	2026P	2027P	2028P
Scenario 1 Projections – Unlevered Free Cash Flow(1)	$9,693	$5,157	$9,853	$11,628	$14,481
Scenario 2 Projections – Unlevered Free Cash Flow(1)	$9,693	$5,412	$10,703	$13,250	$16,989

(1)

Unlevered free cash flow, as presented above, is based on Adjusted EBITDA, minus pro forma taxes, plus tax depreciation expense, minus capital expenditures, and adjusted for change in net working capital. Adjusted EBITDA includes expenses related to board fees and costs related to normalized stock based compensation.

-END OF SUPPLEMENT TO PROXY STATEMENT-

Important Information and Where to Find It

The proposed Merger will be submitted to the stockholders of the Company for their consideration. In connection with the proposed Merger, the Company filed with the Securities and Exchange Commission (the “SEC”) the Proxy Statement with respect to the Special Meeting of the Company’s stockholders to approve the proposed Merger. On or around April 19, 2024, the Proxy Statement was mailed to the Company’s stockholders. The Company and certain affiliates of CORE have also jointly filed the Schedule 13E-3. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. Investors and stockholders will be able to obtain free copies of the Proxy Statement, the Schedule 13E-3 and other documents containing important information about the proposed Merger through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company are available free of charge on the Company’s website at https://investors.fathommfg.com/overview/default.aspx or by emailing investors@fathommfg.com.

Certain Information Regarding Participants

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed Merger. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, in the proposed Merger are contained in the Proxy Statement for the Special Meeting and other relevant materials filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Forward-looking Statements

Certain statements made in this filing are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “estimates,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the Company that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: (1) conditions to the closing of the proposed Merger may not be satisfied; (2) the proposed Merger may involve unexpected costs, liabilities or delays; (3) the business of the Company may suffer as a result of uncertainty surrounding the proposed Merger; (4) the outcome of any legal proceedings related to the proposed Merger; (5) the Company may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (7) risks that the proposed Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed Merger; (8) the failure to obtain the necessary financing arrangements set forth in the equity commitment letter received in connection with the proposed Merger; and (9) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time period or at all. If the proposed Merger is consummated, the Company’s stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 16, 2024, as amended on April 29, 2024, as well as the Company’s other filings with the SEC. If any of the risks described above materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by our forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this filing. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this filing. Accordingly, undue reliance should not be placed upon the forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements made by management or on its behalf whether as a result of future developments, subsequent events or circumstances or otherwise, except as required by law.

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